UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant [X]                            Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]     Definitive Proxy Statement

[X]     Definitive Additional Materials

[ ]     Soliciting Material under §240.14a-12

CAMBRIA ETF TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

The following e-mail was sent to an e-mail listserv of individuals who voluntarily subscribed to receive e-mail updates from Cambria Investment Management, LP.

On Mon, July 2, 2018 at 2:00 PM PST Meb Faber <mf@cambriainvestments.com> wrote:

A bunch of updates below so make sure to read through until the end...and just in time for the 4th of July fireworks, we're happy to announce the Financial Times selected Cambria as one of the top RIAs in the country!

1.  First, if you are a Cambria ETF shareholder please vote your proxy! If you have not received or misplaced your proxy card, please call 866-963-6135 to place your vote.  All you will have to do is confirm your identity (through basic info like phone number, last name, and zip code). This is particularly important if you own the GAA, GVAL, SYLD, VAMO, or TAIL ETFs. Betterment clients can ignore this, as Betterment votes all proxies for its clients.

2. If you are an advisor and want to setup a time to chat, we're re-opening our popular Office Hours!  They always fill up very quickly so sign up here soon to reserve a spot. If you’re an individual investor, don't worry we’ll be holding office hours for you again before year end.

3.  If you are an institution and would like to join forces with us at Cambria, please reach out! This could be a one time opportunity to partner up with an innovative, fast-growing ETF issuer.

4. We've had some great podcasts lately with James Montier, Matt Hougan, and Bryan Taylor...perfect summertime listening at the beach!

5.  While we read this piece on the podcast awhile back, we just published our newest white paper "The Investing Pyramid".  Enjoy!

Lastly, we hope to have our Trinity ETF launched in August...have a great 4th!

Good investing,
Meb

©2018 Cambria Investment Management, LP is a Registered Investment Adviser.

This email is in no way a solicitation or an offer to sell securities or investment advisory services. The information provided herein does not constitute tax, accounting or legal advice. Investment advice can only be rendered after receipt of Cambria Investment Management LP’s disclosure statement (Form ADV Part 2A) and after entering into an investment advisory agreement with Cambria Investment Management, LP. A copy of our current written disclosure statement discussing our advisory services and fees is available for review upon request.

Investing in financial markets involves risk, including the risk of principal loss. Information in this email or on the podcasts is in no way intended as personalized investment advice and should not be interpreted as such. Past performance is not an indicator of future results. Cambria Investment Management disclaims responsibility for updating information. In addition, Cambria Investment Management disclaims responsibility for third-party content, including information accessed through hyperlinks.

Find out more!

Contact Us

Phone:  310-683-5500
Email:  info@cambriainvestments.com
Web:  www.cambriainvestments.com

Copyright © 2017 Cambria Investment Management, LP, All rights reserved.
You are receiving this email because you opted in at our website.
Our mailing address is:
2321 Rosecrans, Suite 3225
El Segundo, CA 90245

Disclaimer:  Mr. Faber is an Investment Adviser Representative of Cambria Investment Management, LP. ("CIM"), an investment adviser registered with the Securities and Exchange Commission (SEC). This email is for informational purposes only and does not constitute a complete description of the investment services or performance of CIM. Nothing in this email should be interpreted to state or imply that past results are an indication of future performance. A copy of CIM's Part 2A of Form ADV and privacy policy is available upon request. This email is in no way a solicitation or an offer to sell securities or investment advisory services. Mr. Faber and CIM disclaim responsibility for updating information. In addition, Mr. Faber and CIM disclaim responsibility for third-party content, including information accessed through hyperlinks.

This email was sent to [email address]
why did I get this?    unsubscribe from this list    update subscription preferences
Cambria ● 2321 Rosecrans Ave Suite 3225 ● EL SEGUNDO, CA 90245 ● USA